Exhibit 4.8
SECOND SUPPLEMENTAL INDENTURE
2.500% Senior Notes Due 2031

    SECOND SUPPLEMENTAL INDENTURE, dated as of June 23, 2021, (this “Second Supplemental Indenture”), by and among M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, as Trustee (the “Trustee”), Richmond American Homes of New Mexico, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“Richmond New Mexico”), Richmond American Construction NM, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“Construction NM”), and Richmond American Homes of Texas, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“Richmond Texas”) (Richmond New Mexico, Construction NM, and Richmond Texas being referenced as the “Additional Guarantors”, and together with the Current Guarantors, as defined below, the “Guarantors”). Capitalized terms not defined herein shall have the meanings given to them in the Indenture (as defined below).

WITNESSETH:

    WHEREAS, the Company and the Trustee executed a Senior Debt Securities Indenture dated as of December 3, 2002 (the “Base Indenture”), to provide for the issuance of the Company’s Senior Debt Securities (the “Notes”);

    WHEREAS, the Company and the Trustee executed a Supplemental Indenture, dated as of January 11, 2021 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among themselves and each of the following wholly owned Subsidiaries of the Company: M.D.C. Land Corporation, a Colorado corporation; RAH of Florida, Inc., a Colorado corporation; Richmond American Construction, Inc., a Delaware corporation; Richmond American Homes of Arizona, Inc., a Delaware corporation; Richmond American Homes of Colorado, Inc., a Delaware corporation; Richmond American Homes of Florida, LP, a Colorado limited partnership; Richmond American Homes of Idaho, Inc. (formerly known as Richmond American Homes of Illinois, Inc.), a Colorado corporation; Richmond American Homes of Maryland, Inc., a Maryland corporation; Richmond American Homes of Nevada, Inc., a Colorado corporation; Richmond American Homes of Oregon, Inc. (formerly known as Richmond American Homes of Delaware, Inc.), a Colorado corporation; Richmond American Homes of Pennsylvania, Inc., a Colorado corporation; Richmond American Homes of Tennessee, Inc. (formerly known as Richmond American Homes of New Jersey, Inc.), a Colorado corporation; Richmond American Homes of Utah, Inc., a Colorado corporation; Richmond American Homes of Virginia, Inc., a Virginia corporation; and Richmond American Homes of Washington, Inc., a Colorado corporation (the foregoing Subsidiaries of the Company being referenced as the “Current Guarantors”);

    WHEREAS, the Additional Guarantors wish to guarantee the obligations of the Company under the Notes on the same terms that the Current Guarantors have guaranteed the obligations of the Company under the Notes;

    WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture; and

    WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects by the Company and the Additional Guarantors.

    NOW, THEREFORE, the Company and the Additional Guarantors covenant and agree with the Trustee as follows:

ARTICLE I

GUARANTEE OF NOTES AND RELATED PROVISIONS

    SECTION 1.01. Unconditional Guarantee. The Additional Guarantors shall execute and deliver to the Trustee the following Guarantee, and shall be jointly and severally liable with any other Guarantor for their obligations under such Guarantee.

(FORM OF GUARANTEE)

    The undersigned (the “Guarantors”) have fully and unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

    No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

    Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.

This Guarantee may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Guarantee may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Guarantee through electronic means. All notices, approvals, consents, requests and other communications hereunder must be in writing (and any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided via DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company) or an electronic copy thereof), in English, and may only be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) by facsimile transmission, with confirmed receipt or (e) by email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this paragraph, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this paragraph). The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, provided that the Trustee acts without negligence or bad faith.
    The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.

    SECTION 1.02. Execution of Guarantee. To evidence the Guarantee specified in Section 1.01, the Additional Guarantors hereby agree to execute the Guarantee in substantially the form set forth above, and to deliver such Guarantee to the Trustee, which shall deliver such Guarantee to each Holder as an endorsement to the Notes held by such Holder, or alternatively hold such Guarantee on behalf of each such Holder.

ARTICLE II

MISCELLANEOUS

    SECTION 2.01. Confirmation of Indenture. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    SECTION 2.02. Concerning the Trustee. The rights and duties of the Trustee set forth in the Indenture shall not be modified by reason of this Second Supplemental Indenture.

    SECTION 2.03. Governing Law. This Second Supplemental Indenture, the Indenture, the Notes, and the Guarantee shall be governed by the laws of the State of New York.

    SECTION 2.04. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    SECTION 2.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

M.D.C. HOLDINGS, INC.

By:_/s/ L. Ludwell Jones IV_
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:_/s/ Donald T. Hurrelbrink_
Name: Donald T. Hurrelbrink
Title: Vice President

RICHMOND AMERICAN HOMES OF NEW MEXICO, INC.

By:_/s/ L. Ludwell Jones IV_
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

RICHMOND AMERICAN CONSTRUCTION NM, INC.

By:_/s/ L. Ludwell Jones IV_
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

RICHMOND AMERICAN HOMES OF TEXAS, INC.

By:_/s/ L. Ludwell Jones IV_
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

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